                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 30, 2004
                        (date of earliest event reported)

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                              as Depositor under a
                         Pooling and Servicing Agreement
                          dated as of December 1, 2004
                          providing for the issuance of

                                  $555,131,000

           Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates
                                 Series 2004-13

                         Delaware 333-106323 30-0183252

                    (State or other (Commission (IRS Employer
                   jurisdiction of File Number) Identification
                             Incorporation) Number)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:

                                 (212) 272-2000

Item 8.01.   Other Events.

The tables and materials filed separately,  under cover of Form SE in accordance with Rule 202 of  Regulation  S-T pursuant to a continuing  hardship  exemption, were prepared by Bear, Stearns & Co. Inc. (the "Underwriter") at the request of  certain  prospective  investors,  based  on  assumptions  provided  by,  and satisfying the special requirements of, such prospective investors.  Such tables and  assumptions  may be based on assumptions  that differ from the  Structuring
Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

The  following  Exhibit  is filed  separately,  under  cover  of Form SE  (filed
December  30,  2004  under  CIK  #0001243106)  in  accordance  with  Rule 202 of
Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain  Computational  Materials prepared by the Underwriter in connection with  Bear  Stearns  ALT-A  Trust  Mortgage  Pass-Through  Certificates,  Series
2004-13.

Capitalized  terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Structured Asset
Mortgage  Investments II Inc.  relating to its Bear Stearns ALT-A Trust Mortgage
Pass-Through Certificates, Series 2004-13.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2004

                                   STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                   (Registrant)

                                   By:  /s/ Baron Silverstein
                                            Baron Silverstein
                                            Vice President
                                            (Authorized Officer)